EXHIBIT 4.1
AGREEMENT AND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
(January 31, 2007)
          THIS AGREEMENT AND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of January 31, 2007 (the “Effective Date”), is made and entered into by and among THE MEN’S WEARHOUSE, INC., a corporation organized under the laws of the State of Texas (the “Revolving Borrower”); MOORES THE SUIT PEOPLE INC., a corporation organized under the laws of the Province of New Brunswick, Canada (“MSP”); GOLDEN BRAND CLOTHING (CANADA) LTD., a corporation organized under the laws of the Province of New Brunswick, Canada (together with MSP, collectively, the “Term Borrowers” and individually, a “Term Borrower”); the financial institutions whose names appear on the signature pages hereto (collectively, the “Lenders” and individually, a “Lender”); JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent (in such capacity, the “Canadian Agent”). The Revolving Borrower, the Term Borrowers, the Lenders, the Administrative Agent and the Canadian Agent are herein collectively called the “Parties”. This Amendment is joined in by each Guarantor and each Pledgor for the purposes expressed herein.
Preliminary Statements
     1. The Parties are party to an Amended and Restated Credit Agreement dated as of December 21, 2005 (the “Credit Agreement”). Unless defined herein, terms used herein which are defined in the Credit Agreement shall have the meanings therein ascribed to them.
     2. Pursuant to the Credit Agreement, certain Subsidiaries of the Revolving Borrower executed and delivered to the Secured Parties (as defined therein) a Revolving Guaranty Agreement, the Revolving Borrower as Term Guarantor executed and delivered to the Secured Parties (as defined therein) a Term Guaranty Agreement, and certain Subsidiaries of the Revolving Borrower executed and delivered to the Administrative Agent on behalf of the Secured Parties (as defined therein) a Pledge and Security Agreement.
     3. The Revolving Borrower has asked the Lenders to extend the Revolving Maturity Date and to increase the Total Revolving Commitment (without, however, reducing the Revolving Borrower’s ability to cause an increase in the Total Revolving Commitment pursuant to and upon the terms stated in Section 4.9 of the Credit Agreement). The Lenders are willing to extend the Revolving Maturity Date and to increase the Total Revolving Commitment, all upon the terms and conditions set forth in this Amendment.

Agreements
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:
     1. Amendment and Addition of Definitions.
     (a) The definition of “Revolving Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended to provide in its entirety as follows:
          ““Revolving Maturity Date” means February 11, 2012.”
     (b) The definition of “Total Revolving Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended to provide in its entirety as follows:
          ““Total Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all Revolving Lenders at such time. The amount of the Total Revolving Commitment as of the effective date of the First Amendment is $200,000,000. The amount of each Revolving Lender’s Revolving Commitment as of the date of the First Amendment is set forth on Schedule 1.1(a).”
     (c) There is hereby added to Section 1.1 of the Credit Agreement the following definition:
          ““First Amendment” means that certain Agreement and Amendment to First Amended and Restated Credit Agreement dated as of January 31, 2007, by and among the Borrowers, the Lenders signatory thereto, the Administrative Agent, and the Canadian Agent, and joined in by the Guarantors and the Pledgors.”
     (d) Schedule 1.1(a) to the Credit Agreement is hereby amended to conform to Schedule 1.1(a) of this Amendment.
     2. No Impairment. Nothing in this Amendment is intended to or shall be construed to limit, impair or diminish any right or obligation of the Revolving Borrower under Section 4.9 of the Credit Agreement.
     3. Conditions Precedent. This Amendment shall be effective as of the date set forth above, subject to the satisfaction, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:
     (a) Documents and Certificates. The Administrative Agent shall have received the following, in each case in form, scope and substance satisfactory to the Administrative Agent:

          (1) this Amendment, duly executed by the Borrowers, the Guarantors, the Pledgors, the Lenders, the Administrative Agent, and the Canadian Agent;
          (2) a certificate of each Loan Party, dated as of the Effective Date and executed by its Secretary or Assistant Secretary, certifying, inter alia, (A) Articles of Incorporation and Bylaws (or equivalent corporate documents), as amended and in effect, of such Loan Party; (B) resolutions duly adopted by the Board of Directors, members or other body of such Loan Party authorizing the transactions contemplated by this Amendment, and (C) the incumbency and specimen signatures of the officers of such Loan Party executing this Amendment on its behalf;
          (3) such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, and any other legal matters relating to the Loan Parties, this Amendment, or the other Loan Documents;
          (4) a certificate dated the Effective Date executed by a Responsible Officer of the Revolving Borrower certifying that, to the best of such Responsible Officer’s knowledge, (i) since the end of Fiscal Year 2005 there has not occurred a material adverse change in the business, property, operation or condition (financial or otherwise) of the Revolving Borrower and its Subsidiaries, taken as a whole, (ii) the Revolving Borrower and the Restricted Subsidiaries are, in all material respects, in compliance with all existing financial obligations, (iii) no Default or Event of Default has occurred and is continuing, (iv) the representations and warranties of the Revolving Borrower and each Restricted Subsidiary contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date, in which case they shall be true and correct as of such date) are true and correct on and as of the Effective Date, (v) the Revolving Borrower has no Material Restricted Subsidiary that has not executed and delivered to the Secured Parties the Revolving Guaranty Agreement, and (vi) the Revolving Borrower has no Material Restricted Subsidiary all of the Capital Stock in which (other than the total issued and outstanding Foreign Subsidiary Voting Stock of a Foreign Subsidiary, as to which no more than 65% is required to be pledged) has not been pledged to the Administrative Agent for the equal and ratable benefit of the Secured Parties pursuant to the Pledge Agreement;
          (5) a duly executed promissory note, in the amount of such Lender’s new Revolving Commitment, for the account of each Lender that requested a promissory note prior to the Effective Date; and
          (6) any other documents reasonably requested by Administrative Agent on or before the Effective Date.
     (b) Approvals. Each Loan Party shall have obtained all governmental and third party approvals necessary or, in the reasonable judgment of the Administrative Agent, advisable to be obtained by such Loan Party in connection with such Loan Party’s execution and delivery of this Amendment.
     (c) Compliance with Law. No Law shall prohibit the transactions contemplated by this Amendment. No order, judgment or decree of any Governmental Authority, and no action, suit, investigation or proceeding pending or, to the knowledge of the Revolving Borrower, threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Revolving Borrower or any Restricted Subsidiary shall exist that could reasonably be expected to have a Material Adverse Effect.
     (d) Payment of Fees and Expenses. The Administrative Agent shall have received payment of all fees and expenses (to the extent invoiced) required to be paid by the Borrowers hereunder or under the Credit Agreement, including the reasonable fees and expenses of counsel for the Administrative Agent in connection with the negotiation and closing of this Amendment.
     The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
     4. Financial Statements. The Revolving Borrower has furnished the Lenders with (a) its audited consolidated financial statements for the Fiscal Year 2005 and (b) its unaudited consolidated financial statements for the fiscal quarters ended April 29, 2006, July 29, 2006, and October 28, 2006, certified by its chief financial officer, including balance sheets, income statements and cash flow statements. The financial statements described above have been prepared in conformity with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the financial statements referred to in clause (b) above. The financial statements described above fairly present the consolidated financial condition of the Revolving Borrower and its Subsidiaries and the results of their operations as of the dates and for the periods indicated. As of the Effective Date, there has been no event since January 28, 2006, which could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, there exist no material contingent liabilities or obligations, unusual long-term commitments or unrealized losses of the Revolving Borrower or any Subsidiary which are not fully disclosed in the financial statements described above or disclosed by the Revolving Borrower to the Administrative Agent in writing.
     5. Litigation. As of the Effective Date, there is no action, suit or proceeding pending (or, to the best knowledge of the Revolving Borrower, threatened) against the Revolving Borrower or any Subsidiary before any court, administrative agency or arbitrator (i) which could reasonably be expected to have a Material Adverse Effect or (ii) that involves any of the Loan Documents or the Transactions.
     6. Representations True; No Default. The Revolving Borrower represents and warrants that (a) the representations and warranties of the Revolving Borrower and each Restricted Subsidiary contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date, in which case they shall be true and correct as of such date) are true and correct on and as of the Effective Date and (b) as of the Effective Date of this Amendment, no Default or Event of Default has occurred and is continuing.

     7. Ratification. The Credit Agreement, as hereby amended, and the other Loan Documents are in all respects ratified and confirmed and are, and shall continue to be, in full force and effect. The Borrowers, each Guarantor and each Pledgor hereby agree and acknowledge that all of their respective liabilities and obligations under the Credit Agreement, the other Loan Documents, or otherwise, remain in full force and effect as of the date of this Amendment and after giving effect to it.
     8. Definitions and References. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement or in the other Loan Documents shall have the meanings therein ascribed to them. The term “Agreement” as used in the Credit Agreement and the term “Credit Agreement” as used in the other Loan Documents or any other instrument, document or writing furnished to the Administrative Agent, the Canadian Agent, or any Lender by or on behalf of any Loan Party shall mean the Credit Agreement as hereby amended.
     9. Expenses. Each Borrower agrees to pay within fifteen (15) days after demand all reasonable costs and expenses (including reasonable counsel’s fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Agreement, as hereby amended. In addition, the Borrowers shall pay all costs and expenses of the Administrative Agent and each Secured Party (including counsel’s fees) in connection with the enforcement of this Amendment.
     10. Severability. Should any clause, sentence, paragraph or section of this Amendment, or of the Credit Agreement as amended by this Amendment, be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Amendment or of the Credit Agreement, and the Parties agree that the part or parts of this Amendment or of the Credit Agreement as amended by this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and therefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.
     11. Miscellaneous. This Amendment (a) may be modified, amended or waived only in the manner prescribed by the Credit Agreement; (b) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA; (c) embodies the entire agreement and understanding among the Parties, the Guarantors and the Pledgors with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter, and (d) is a Loan Document.
     12. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained herein or made in writing by the Revolving Borrower and the Restricted Subsidiaries in connection herewith shall survive the execution and delivery of this Amendment and will bind and inure to the benefit of the respective successors and permitted assigns of the Parties, whether so expressed or not. No investigation at any time made by or on behalf of the Lenders shall diminish the Lenders’ right to rely on such representations, warranties and covenants.
     13. Counterparts. This Amendment may be executed in several counterparts, and by the Parties, the Guarantors and the Pledgors on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to any Loan Document by facsimile or internet transmission shall be as effective as delivery of an original, manually executed counterpart thereof.
     14. Descriptive Headings. The section headings in this Amendment have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Amendment.
     15. Provisions Incorporated by Reference. The provisions of Article 11 and of Sections 13.1, 13.5, 13.10, 13.12 through 13.16, and 13.18 through 13.21 of the Credit Agreement are incorporated into this Amendment by this reference and shall be applicable to this Amendment and the matters addressed in it as if set forth herein in full.
     16. Confirmation of Revolving Guaranty Agreement and Pledge and Security Agreement.
     (a) Each of the Guarantors and each of the Pledgors hereby (i) consents to the execution and delivery by the Borrowers of this Amendment and (ii) acknowledges that without such consent and confirmation, the Secured Parties would not agree to this Amendment.
     (b) Each Revolving Guarantor hereby confirms that, notwithstanding the changes made by this Amendment, the Revolving Guaranty Agreement dated as of December 21, 2005, applies and shall continue to apply to the Credit Agreement, as amended by this Amendment, and all Obligations of the Revolving Borrower now or hereafter existing (except as otherwise limited by the Revolving Guaranty Agreement).
     (c) The Term Guarantor hereby confirms that, notwithstanding the changes made by this Amendment, the Term Guaranty Agreement dated as of December 21, 2005, applies and shall continue to apply to the Credit Agreement, as amended by this Amendment, and all Obligations of the Term Borrowers now or hereafter existing.
     (d) Each Pledgor hereby (i) pledges to the Administrative Agent, for the equal and ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the equal and ratable benefit of the Secured Parties, a security interest in, and a lien on, the Pledged Collateral to secure the Obligations of the Revolving Borrower and the Restricted Subsidiaries as the same may be modified and increased pursuant to this Amendment, and (ii) confirms that, notwithstanding the changes made by this Amendment, the Pledge and Security Agreement dated as of December 21, 2005, which such Pledgor executed in favor of the Secured Parties under the

Credit Agreement, secures and shall continue to secure all Obligations of the Revolving Borrower and the Restricted Subsidiaries under the Loan Documents.

     THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES, THE GUARANTORS AND THE PLEDGORS AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers.

THE MEN’S WEARHOUSE, INC., as Revolving Borrower
By:	/s/ Neill P. Davis
	Name:	Neill P. Davis
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

MOORES THE SUIT PEOPLE INC., as Term Borrower
By:	/s/ Neill P. Davis
	Name:	Neill P. Davis
	Title:	Treasurer

GOLDEN BRAND CLOTHING (CANADA) LTD., as Term Borrower
By:	/s/ Neill P. Davis
	Name:	Neill P. Davis
	Title:	Treasurer

     Each Guarantor and each Pledgor signs below to agree as provided in Section 16 of this Amendment.

THE MEN’S WEARHOUSE, INC., as Pledgor and Term Guarantor
By:	/s/ Neill P. Davis
	Name:	Neill P. Davis
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

TMW MARKETING COMPANY, INC. as Pledgor and as Revolving Guarantor
By:	/s/ Claudia Pruitt
	Name:	Claudia Pruitt
	Title:	Vice President and Treasurer

TMW MERCHANTS LLC, as Pledgor and as Revolving Guarantor
By:	/s/ Neill P. Davis
	Name:	Neill P. Davis
	Title:	Vice President, Treasurer and Chief Financial Officer

MOORES RETAIL GROUP INC., as Pledgor
By:	/s/ Neill P. Davis
	Name:	Neill P. Davis
	Title:	Treasurer

TMW PURCHASING LLC, as Revolving Guarantor
By:	/s/ Neill P. Davis
	Name:	Neill P. Davis
	Title:	Vice President, Treasurer and Chief Financial Officer

K&G MEN’S COMPANY INC., as Revolving Guarantor
By:	/s/ Neill P. Davis
	Name:	Neill P. Davis
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Revolving Lender
By:	/s/ H. David Jones
	Name:	H. David Jones
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Revolving Lender
By:	/s/ Mark S. Supple
	Name:	Mark S. Supple
	Title:	Vice President

BANK OF AMERICA, N.A., as Revolving Lender
By:	/s/ Brian D. Corum
	Name:	Brian D. Corum
	Title:	Senior Vice President

BANK OF AMERICA, N.A. (CANADA BRANCH), as Term Lender
By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

NATIONAL CITY BANK, as Revolving Lender
By:	/s/ Michael J. Durbin
	Name:	Michael J. Durbin
	Title:	Senior Vice President

NATIONAL CITY BANK, as Term Lender
By:	/s/ Michael J. Durbin
	Name:	Michael J. Durbin
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Revolving Lender
By:	/s/ Veronica Morrissette
	Name:	Veronica Morrissette
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH, as Term Lender
By:	/s/ Kevin Jephcott
	Name:	Kevin Jephcott
	Title:	Principal Officer

THE BANK OF NOVA SCOTIA, as Revolving Lender
By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

THE BANK OF NOVA SCOTIA, as Term Lender
By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

UNION BANK OF CALIFORNIA, N.A., as Revolving Lender
By:	/s/ Henry G. Montgomery
	Name:	Henry G. Montgomery
	Title:	Vice President

UNION BANK OF CALIFORNIA, CANADA BRANCH, as Term Lender
By:	/s/ Henry G. Montgomery
	Name:	Henry G. Montgomery
	Title:	Vice President

WELLS FARGO BANK, N.A., as Revolving Lender
By:	/s/ Steve Melton
	Name:	Steve Melton
	Title:	Vice President

WELLS FARGO FINANCIAL CORPORATION CANADA, as Term Lender
By:	/s/ Nick Scarfo
	Name:	Nick Scarfo
	Title:	Vice President

BANK OF TEXAS, N.A., as Revolving Lender
By:	/s/ Marian Livingston
	Name:	Marian Livingston
	Title:	Vice President